Exhibit 99.1

Myomo Reports Second Quarter 2026 Financial and Operating Results

Revenue of $11.7 million, increased 21% year over year

Four success pillars driving higher revenue growth and operating leverage

Raising full year revenue guidance to $45-47 million

Conference call begins at 4:30pm Eastern time today

BURLINGTON, Mass. (August 5, 2026) – Myomo, Inc. (NYSE American: MYO)(“Myomo” or the “Company”), a wearable medical robotics platform company that offers increased functionality for those suffering from neurological disorders and upper-limb paralysis, today reported financial results for the three and six months ended June 30, 2026.

“I am pleased to report that the evolution of our go-to-market approach is driving positive results. Revenue of $11.7 million exceeded our expectations, with 53% of second quarter revenues generated from referral network sources through our MyoConnect program and other sales channels. In addition, we generated operating leverage as we grew revenue 21% while holding operating expenses roughly flat," said Paul R. Gudonis, Chairman and Chief Executive Officer of Myomo. “We believe our growing clinical referral network and the increased market awareness of our wearable robotics platform will lead to greater adoption by rehab clinicians and the hundreds of thousands of potential MyoPro candidates they treat. We anticipate continued progress on these initiatives and as a result are raising the revenue guidance to approximately 10-15% growth over the prior year.”

Success Pillar Accomplishments:

•
Shift to Recurring Patient Sources: 53% of second quarter revenue was derived from recurring patient sources, such as provider referrals, orthotic and prosthetic (O&P) partners and the Department of Veteran’s Affairs (VA), up from 26% in the second quarter of 2025. Revenue from the U.S. O&P and International sales channels increased by 130% and 32%, respectively, year-over-year.
•
Increase Market Access with Additional Payer Contracts: Additional state contracts were completed in the second quarter under our multi-state arrangement with Elevance's Anthem Blue Cross Blue Shield Network, with contracts in process with other payers. Including Medicare and VA patients, we have in-network access to more than 100 million covered lives.
•
Demonstrate Operating Leverage: Revenues increased 21% year-over-year, while operating expenses increased less than 1%. In addition, gross margin expanded by 940 basis points year-over year, contributing to a 79% year-over-year improvement in Adjusted EBITDA.
•
Invest in Product Development and Clinical Research: The randomized controlled trial underway at the University of Utah has enrolled 25 of a planned 50 subjects. In addition, MypPro3 development continues to make progress, and we introduced a prototype of a hand-only version for the German market at OT World in May as the next product built upon our mobility robotics platform.

Results of Key Operating Metrics:

•
Added 739 patients to the pipeline in the second quarter, including a 40% sequential increase in pipeline additions from the MyoConnect program.

•
Expanded in-network access and higher quality patient referrals improved order rates, resulting in a record 255 orders in the second quarter, an increase of 23% year over year.
•
Average selling price (“ASP”) was approximately $55,500, up 2% vs. the prior year.

Financial Results

	For the Three Months Ended June 30,		Period- to-Period Change		For the Six Months Ended June 30,		Period- to-Period Change
	2026	2025	$	%	2026	2025	$	%
Revenue	$11,704,565	$9,652,234	$2,052,331	21%	$21,817,853	$19,484,048	2,333,805	12%
Cost of revenue	3,262,017	3,600,061	(338,044)	(9)%	6,473,698	6,822,246	(348,548)	(5)%
Gross profit	$8,442,548	$6,052,173	$2,390,375	39%	$15,344,155	$12,661,802	$2,682,353	21%
Gross margin %	72.1%	62.7%		9.4%	70.3%	65.0%		5.3%

Revenue: Revenue for the second quarter of 2026 was $11.7 million, up 21% compared with the second quarter of 2025, reflecting a higher ASP, and an increase in the number of revenue units. Myomo recognized revenue on 211 MyoPro units in the quarter, up 19% over the same period a year ago and driven by higher volume in our Direct Billing and O&P sales channels.

Gross Margin: Gross margin for the second quarter of 2026 was 72.1%, compared with 62.7% for the second quarter of 2025. The increase was driven primarily by the higher ASP and the impact of cost reductions, such as the rollout of the Myomo Mobile App which reduces material costs, partially offset by higher clinical costs classified to cost of goods sold.

Operating Expenses: Operating expenses for the second quarter of 2026 were $10.7 million, an increase of less than 1% compared with the second quarter of 2025. The increase was primarily due to higher general and administrative expenses, driven by seasonally higher legal expense, partially offset by lower research and development expenses and lower advertising expense.

Operating and Net Loss: Operating loss for the second quarter of 2026 was $2.3 million, compared with an operating loss of $4.6 million for the second quarter of 2025. Net loss, including a non-cash charge of $1.2 million for the mark-to-market of our derivative liabilities, was $4.0 million, or $0.09 per share for the second quarter of 2026, compared with $4.6 million, or $0.11 per share, for the second quarter of 2025.

Adjusted EBITDA: Adjusted EBITDA loss for the second quarter of 2026 was $0.8 million, compared with $4.0 million for the second quarter of 2025, an improvement of approximately 79%. A reconciliation of GAAP net loss to this non-GAAP financial measure appears below.

Cash, Cash Equivalents and Cash Flows: Cash, cash equivalents and short-term investments as of June 30, 2026, were $13.5 million. Cash used in operating activities was $1.9 million for the second quarter of 2026, compared with $8.9 million used in operating activities in the second quarter of 2025.

Business Outlook

"In the third quarter of 2026, we expect continued year-over-year revenue growth with modestly higher operating expenses on a sequential basis, as we expand our MyoConnect program. We expect third quarter 2026 revenue to be in the range of $11.5 million to $12.0 million, up 14% to 19% year-over-year. We are raising our full year revenue guidance to $45 million to $47 million. We reiterate our full year operating leverage expectation, and we expect cash burn to be less than $2 million during the second half of the year," added Mr. Gudonis.

Conference Call and Webcast

Myomo will hold a conference call today at 4:30 p.m. Eastern time to discuss these results and answer questions. Participants are encouraged to pre-register for the call at this link. Callers who pre-register will receive a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time up to and after the start of the call. Those unable to pre-register may participate by dialing 844-707-6932 (U.S.) or 412-317-9250 (International). A webcast of the call will also be available at Myomo’s Investor Relations page at http://ir.myomo.com/.

A replay of the webcast will be available beginning approximately one hour after the completion of the live conference call at http://ir.myomo.com/. A dial-in replay of the call will be available until August 19, 2026 at 855-669-9658 (U.S./Canada toll-free) or 412-317-0088 (International), with passcode 1135727.

Non-GAAP Financial Measures

Myomo is providing financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes Adjusted EBITDA. This non-GAAP financial measure is not in accordance with, or an alternative for, GAAP and may be different from similar non-GAAP financial measures used by other companies. Myomo believes the use of this non-GAAP financial measure provides supplementary information for investors to use in evaluating operating performance and in comparing Myomo’s financial measures with other companies in its industry, many of which present similar non-GAAP financial measures. Adjusted EBITDA is EBITDA adjusted for stock-based compensation expense. This non-GAAP financial measure is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP, and should be viewed in conjunction with GAAP financial measures. Investors are encouraged to review the reconciliation of this non-GAAP measure to its most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

About Myomo

Myomo, Inc. is a wearable medical robotics company that offers improved arm and hand function for those suffering from neurological disorders and upper-limb paralysis. Myomo develops and markets the MyoPro product line. MyoPro is a powered upper-limb orthosis designed to support the arm and restore function to the weakened or paralyzed arms of certain patients suffering from CVA stroke, brachial plexus injury, traumatic brain or spinal cord injury or other neuromuscular disease or injury. It is currently the only marketed device in the U.S. that, sensing a patient’s own EMG signals through non-invasive sensors on the arm, can restore an individual’s ability to perform activities of daily living, including feeding themselves, carrying objects and doing household tasks. Many are able to return to work, live independently and reduce their cost of care. Myomo is headquartered in Burlington, Massachusetts, with sales and clinical professionals across the U.S. and representatives internationally. For more information, please visit www.myomo.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, including expectations for second quarter and full year 2026 revenue, and operating leverage expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors.

These factors include, among other things:

•
our ability to obtain sufficient reimbursement from third-party payers for our products;

•
our dependence on external sources for the financing of our operations;
•
our ability to scale the business to achieve positive cash flow from operations;
•
our revenue concentration with patients who carry Medicare Part B;
•
our ability to continue normal operations and patient interactions without supply chain disruption in order to deliver and fit our custom-fabricated devices;
•
our marketing and commercialization efforts;
•
our ability to obtain and maintain our strategic collaborations and to realize the intended results of such collaborations;
•
our expectations as to our product development programs, including improving our existing products and developing new products;
•
our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our products;
•
our expectations as to our clinical research program and clinical results;
•
our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others;
•
our ability to gain and maintain regulatory approvals;
•
our ability to compete and succeed in a highly competitive and evolving industry; and
•
general market, economic, environmental and social factors that may affect the evaluation, fitting, delivery and sale of our products to patients.

More information about these and other factors that potentially could affect our financial results is included in Myomo’s filings with the Securities and Exchange Commission, including those contained in the risk factors section of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Although the forward-looking statements in this release of financial information are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material or adverse. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

Myomo:

ir@myomo.com

Alliance Advisors IR:

Vivian Cervantes

vcervantes@allianceadvisors.com

973-873-7724

(Tables follow)

MYOMO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue	$11,704,565	$9,652,234	$21,817,853	$19,484,048

Cost of revenue	3,262,017	3,600,061	6,473,698	6,822,246
Gross profit	8,442,548	6,052,173	15,344,155	12,661,802
Operating expenses:
Research and development	1,720,463	2,001,331	3,343,623	3,791,355
Selling, clinical and marketing	5,264,090	5,233,885	10,080,849	9,629,689
General and administrative	3,712,481	3,407,277	7,331,221	7,351,332
	10,697,034	10,642,493	20,755,693	20,772,376

Loss from operations	(2,254,486)	(4,590,320)	(5,411,538)	(8,110,574)

Other expense (income), net
Interest expense (income), net	535,744	(106,549)	1,040,440	(298,540)
Change in fair value of derivative liabilities	1,199,726	—	360,662	—
	1,735,470	(106,549)	1,401,102	(298,540)
Loss before income taxes	(3,989,956)	(4,483,771)	(6,812,640)	(7,812,034)
Income tax expense	31,404	148,201	218,119	284,996
Net loss	$(4,021,360)	$(4,631,972)	$(7,030,759)	$(8,097,030)

Weighted average number of common shares outstanding:
Basic and diluted	42,697,319	41,582,737	42,484,409	41,518,959
Net loss per share attributable to common stockholders
Basic and diluted	$(0.09)	$(0.11)	$(0.17)	$(0.20)

MYOMO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$11,219,217	$14,132,027
Short-term investments	2,233,141	4,261,782
Accounts receivable, net	4,945,509	4,096,327
Inventories	3,169,372	3,123,089
Prepaid expenses and other current assets	2,958,442	1,943,860
Total Current Assets	24,525,681	27,557,085
Restricted cash	575,000	575,000
Operating lease assets with right of use	6,514,020	6,679,349
Equipment, net	1,986,836	2,212,901
Software development costs, net	1,721,532	1,590,864
Other assets	19,185	21,374
Total Assets	$35,342,254	$38,636,573
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	7,515,613	5,819,767
Current operating lease liability	730,824	494,662
Income taxes payable	586,644	813,260
Deferred revenue	202,580	218,222
Warrant derivative liability	1,127,498	999,418
Current portion long term debt, net of discount of $73,871	446,962	—
Total Current Liabilities	10,610,121	8,345,329
Non-current operating and financing lease liability	7,370,509	7,665,622
Long-term debt, net of discount of $2,437,757	11,532,254	11,222,155
Total Liabilities	29,512,884	27,233,106
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock	—	—
Common stock	3,953	3,847
Additional paid-in capital	131,326,086	129,929,989
Accumulated other comprehensive income	224,976	164,517
Accumulated deficit	(125,719,181)	(118,688,422)
Treasury stock, at cost	(6,464)	(6,464)
Total Stockholders’ Equity	5,829,370	11,403,467
Total Liabilities and Stockholders’ Equity	$35,342,254	$38,636,573

MYOMO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30,	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,030,759)	$(8,097,030)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	676,129	349,240
Stock-based compensation	1,639,913	935,093
Accretion of discount on short-term investments	(73,484)	(23,383)
Bad debt expense	—	51,643
Amortization of right-of-use assets	362,699	526,600
Amortization of deferred offering cost	524,479	60,045
Change in fair value of derivative liabilities	360,662	—
Other non-cash charges	96,612	(91,984)
Changes in operating assets and liabilities:
Accounts receivable	(1,065,154)	(2,975,272)
Inventories	174,977	(1,204,740)
Prepaid expenses and other current assets	(1,032,389)	(615,940)
Other assets	—	(130,801)
Accounts payable and accrued expenses	1,703,910	(531,182)
Operating lease liabilities	(256,321)	140,536
Deferred revenue	(15,642)	25,666
Income taxes payable	(207,400)	(144,392)
Tenent improvement allowance	—	183,726
Net cash used in operating activities	(4,141,768)	(11,542,175)
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,528,080	(2,653,446)
CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(243,709)	3,963,494
Effect of foreign exchange rate changes on cash	(55,413)	100,186

Net change in cash, cash equivalents and restricted cash	(2,912,810)	(10,131,941)

Cash, cash equivalents and restricted cash, beginning of period	14,707,027	24,747,373

Cash, cash equivalents and restricted cash, end of period	$11,794,217	$14,615,432

MYOMO, INC.

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net loss	$(4,021,360)	$(4,631,972)	$(7,030,759)	$(8,097,030)
Adjustments to reconcile to Adjusted EBITDA:
Interest expense (income), net	535,744	(106,549)	1,040,440	(298,540)
Depreciation expense	384,539	190,798	676,129	349,240
Stock-based compensation	1,042,665	394,889	1,639,913	935,093
Change in fair value of derivative liabilities	1,199,726	—	360,662	—
Income tax expense	31,404	148,201	218,119	284,996
Adjusted EBITDA	$(827,282)	$(4,004,633)	$(3,095,496)	$(6,826,241)

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